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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statment of Silicon Valley Group, Inc. on Form S-8 of our reports dated October 22, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1994.


/s/ Delotte & Touche LLP

DELOITTE & TOUCHE LLP


San Jose, California
March 15, 1995